UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-212773

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-201053

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-212127

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 033-49907

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-155386

REGISTRATION STATEMENT ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-2587835
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 E. RiverCenter Boulevard

Covington, Kentucky 41011

(Address of principal registered offices) (Zip Code)

INDUCEMENT RESTRICTED STOCK AWARD (WULFSOHN)

INDUCEMENT RESTRICTED STOCK AWARD (MEIXELSPERGER)

HERCULES INCORPORATED AMENDED AND RESTATED LONG TERM INCENTIVE COMPENSATION PLAN

HERCULES INCORPORATED OMNIBUS EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ASHLAND INC. LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

HERCULES INCORPORATED 1993 NON-EMPLOYEE DIRECTOR STOCK ACCUMULATION DEFERRED COMPENSATION PLAN

(Full title of the Plan)

Peter J. Ganz, Esq.

Senior Vice President, General Counsel and Secretary

50 E. RiverCenter Boulevard

Covington, Kentucky 41011

(Name and address of agent for service)

(859) 815-3333

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the deregistration of certain Common Stock (as defined below) that was registered under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Ashland Global Holdings Inc. (the “Company”):

File No. 333-212773, pertaining to the registration of 570 shares of common stock with a par value of $0.01 per share of the Company (the “Common Stock”), related to the Inducement Restricted Stock Award Agreements with William A. Wulfsohn and Mary Meixelsperger (collectively, the “Inducement Plans”), which were both filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2016, as amended by Post-Effective Amendment No. 1 filed on September 20, 2016. The Company is no longer issuing securities under the Inducement Plans.

File No. 333-201053, pertaining to the registration of 50,000 shares of Common Stock related to the Inducement Restricted Stock Award Agreement entered into by William A. Wulfsohn and the Company (the “Wulfsohn Plan”), which was initially filed with the SEC on December 18, 2014, as amended by Post-Effective Amendment No. 1 filed on September 20, 2016. The Company is no longer issuing securities under the Wulfsohn Plan.

File No. 333-212127, pertaining to the registration of 4,500 shares of Common Stock related to the Inducement Restricted Stock Award Agreement entered into by Mary Meixelsperger and the Company (the “Meixelsperger Plan”), which was filed with the SEC on June 20, 2016, as amended by Post-Effective Amendment No. 1 filed on September 20, 2016. The Company is no longer issuing securities under the Meixelsperger Plan.

File No. 033-49907, pertaining to the registration of 10,280,022 shares of Common Stock related to the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”), which was originally filed with the SEC on August 5, 1993, as amended by Post-Effective Amendment No. 1 filed on August 9, 2005 and by Post-Effective Amendment No. 2 filed on September 20, 2016. The Company is no longer issuing securities under the LESOP.

File No. 333-155386, pertaining to the registration of 1,000,000 shares of Common Stock related to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan, the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors, and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan (collectively, the “Hercules Plans”), which was filed with the SEC on November 14, 2008, as amended by Post-Effective Amendment No. 1 filed on September 20, 2016.  The Company is no longer issuing securities under the Hercules Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

24.1*	Power of Attorney of each person whose signature on this Post-Effective was signed by another pursuant to a power of attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 11th day of June, 2018.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

By:	/s/ Peter J. Ganz
	Name:	Peter J. Ganz
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date
* William A. Wulfsohn	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2018
* J. Kevin Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 25, 2018
* J. William Heitman	Vice President and Controller (Principal Accounting Officer)	January 25, 2018
* Brendan M. Cummins	Director	January 25, 2018
* William G. Dempsey	Director	January 25, 2018
* Jay V. Ihlenfeld	Director	January 25, 2018
* Susan L. Main	Director	January 25, 2018
* Jerome A. Peribere	Director	January 25, 2018
* Barry W. Perry	Director	January 25, 2018
* Mark C. Rohr	Director	January 25, 2018
* Janice J. Teal	Director	January 25, 2018
* Michael J. Ward	Director	January 25, 2018
* Kathleen Wilson-Thompson	Director	January 25, 2018
*

The undersigned, by signing his name hereto, executes this Post-Effective Amendment pursuant to a power of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

/s/ Peter J. Ganz
Peter J. Ganz
Attorney-in-Fact
June 11, 2018